Agreement for Services

THE DIVERSIFIED GROUP

- ***Wealth Management***
- ***Real Estate Investment***
- ***Insurance Services***

August 11th 2010 in Bay City Michigan

American Realty Funds, A Tennessee Corporation, has with this letter entered into agreement with The Diversified Group Partnership management, A Michigan Limited Liability Corporation for the latter to provide materials and labor for the renovation of the properties listed below.

Consideration for these materials and labor shall be as experienced an invoiced by The Diversified Group Partnership Management, LLC.

These renovations shall be separately invoiced and are not included in the purchase price of the properties which were also purchased from The Diversified Group Partnership Management, LLC under a separate agreement.

The properties shall be renovated to a condition into which they can be sold for a price at, around, or above the after repaired value third party appraisal.

Properties:

701 Wenona, Bay City Mi 48706
1203 S. Raymond, Bay City, MI 48706
414 Franklin St., Bay City, MI 48708
3318 N. Water St., Bay City MI 48708
200 N. Sheridan, Bay City, MI 48708
207 E. Thomas, Bay City, MI 48706
505 N. Henry, Bay City, MI 48706
616 Howard, Bay City, MI 48708
118 Heyn, Saginaw MI 48602

This agreement may be amended to include additional properties in the future.

Agreed and Accepted By:

Michael Kazee, President
For The Diversified Group Partnership Management, LLC

Joel I. Wilson, CO-CEO
For American Realty Funds Corp.

The Diversified Group
501 South Euclid Avenue
Bay City, MI 48706
(989) 907 1834 - telephone
(989) 671 2182 - fax